SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 Current Report


                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): October 13, 2004


                          SecureCARE Technologies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           NEVADA                       0-29804                82-0255758
-------------------------------        -----------        ----------------------
(State or other jurisdiction of        Commission           (I.R.S. Employer
 incorporation or organization)        file number        Identification Number)


               3001 Bee Caves Road - Suite 250, Austin Texas 78746
               ---------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code: (512) 439-3900

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, par value $.001 per share


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

         On October 13, 2004, SecureCARE Technologies, Inc. (the "Company") held a final closing in a private placement financing. The private placement was effected in two stages in order to capitalize the Company post reorganization so that it may actively pursue its proposed business operations.

         In the first stage, which was reported in the Company's Form 10-QSB for the periods ended March 31, 2004 and June 30, 2004, Gryphon Financial Securities Corp. ("Gryphon") acted as the exclusive agent in the sale of an aggregate of $520,000 (the "Bridge Financing") to seven investors. Investors in this Bridge Financing received $1.00 principal amount of 7.5% Senior Subordinated Note ("Notes") and one (1) share of Common Stock for each $1.00 that they purchased. The Notes are due on their second anniversary date, but may be extended at the option of the Company for an additional six (6) months. The Company must issue one share of Common Stock for each $4.00 principal and accrued interest on the Notes that are extended. The Company paid commissions of 8%, paid certain expenses of the financing and realized net proceeds of approximately $448,000 in the Bridge Financing. In the financing, the Company issued an aggregate of $520,000 of principal amount of 7.5% senior promissory notes having a two-year maturity. The investors in the financing also received a total of 520,000 shares of Common Stock. The Placement Agent received warrants to purchase an aggregate of 52,000 shares of Common Stock at an exercise price of $1.00 per share. These warrants expire in February and March of 2011.

         In the second phase of the financing, which was conducted from May to October, 2004 the Company received funds through a Private Placement (the "Placement"). Aggregate gross proceeds of the Placement were $1,955,000. The Company paid commissions of 8% to Gryphon as to all but $95,000 sold in the Private Placement, paid certain expenses of the financing and realized net proceeds of approximately $1,741,000. In the financing the Company issued an aggregate of 1,955,000 shares of a newly authorized Series A Preferred Stock, with a $1.00 per share stated value (the "Series A") to 26 investors. Each share of Series A is initially convertible into one share of the Company's Common Stock, par value $.001 per share. For each dollar invested, the investors in the Placement also received one warrant to purchase a share of the Company's Common Stock at $1.00 per share. Gryphon, acting as placement agent in the Private Placement, received warrants to purchase an aggregate of 382,000 shares of common stock at an exercise price of $1.00 per share. These warrants expire five years from their issue date and will have all expired by October 12, 2009. The last phase of the Private Placement involved the sale of $25,000 to one investor in October 2004.

         Both the Bridge Financing and the Placement were conducted pursuant to the exemption provided pursuant to Regulation D under the Securities Act of 1933, as amended, and analogous state laws. The Investors in the Bridge Financing and the Placement, as well as Gryphon, have certain registration rights with respect to the common stock underlying the securities issued therein.

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

         The Company is using the proceeds of the Bridge Financing and the Placement to make the investments necessary to continue to develop its technological capabilities and to execute its sales and marketing strategy.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibits:

         3.1 Certificate of Designation for Series A Preferred Stock (Incorporated by reference to the like numbered exhibit to the Company's Form 10-QSB for the period ended June 30, 2004).

         4.1      Specimen Certificate Series A Preferred Stock

         4.2      Form of Bridge Financing Note.

         4.3      Form of Private Placement Warrant


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2004


SecureCARE Technologies, Inc.

By: /s/ NEIL BURLEY
    -----------------------------------------
Name:   Neil Burley
Title:  Chief Financial Officer


By: /s/ ROBERT WOODROW
    -----------------------------------------
Name:   Robert Woodrow
Title:  President and Chief Executive Officer

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